FIRST AMENDMENT AND WAIVER REGARDING
2013 LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT AND WAIVER REGARDING 2013 LOAN AND SECURITY AGREEMENT ("**First Amendment**") is made as of the 2nd day of December, 2013 (the "**Effective Date**") by and among ADA-ES, INC., a Colorado corporation ("**Borrower**"), ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation ("**ADES**"), and COBIZ BANK, a Colorado corporation, d/b/a COLORADO BUSINESS BANK ("**Lender**").

RECITALS

A. Borrower and Lender are parties to that certain 2013 Loan and Security Agreement dated as of September 19, 2013 (as amended, supplemented, modified and restated from time to time, the "**Loan Agreement**").

B. In accordance with the provisions of the Loan Agreement, on November 7, 2013, Lender granted Borrower a waiver as to Borrower's compliance with the minimum tangible net worth requirement contained in the Loan Agreement.

B. In accordance with the provisions of the Loan Agreement, Lender has agreed to amend or waive, for the benefit of Borrower, certain terms and conditions contained in the Loan Agreement, as specifically provided herein.

C. ADES wishes to provide its consent to the amendments and waiver set forth herein.

D. Other than as defined in this First Amendment, all capitalized terms used in this Agreement without definition shall have the meanings given to such terms in the Loan Agreement.

NOW THEREFORE, in consideration of the premises and covenants made by Borrower and contained in this First Amendment and the consent provided given by ADES herein, Lender grants the waivers and agrees to the amendments forth below:

1. <u>Waiver for RCM6 Transaction</u>. With respect to the transaction ("**RCM6 Transaction**") described in the letter dated December 2, 2013 from Mark H. McKinnies, Senior Vice President and CFO of Borrower, to Doug Pogge, Senior Vice President of Lender,(a copy of which letter is attached hereto as Exhibit A), Lender waives the violations of Sections 7.3(b) and Section 7.3(d) of the Loan Agreement which would occur upon completion of the RCM6 Transaction and subsequent capital contributions contemplated thereby.

2. <u>Amendment to Tangible Equity Covenant</u>. Section 6.13 is amended and restated, effective for the fiscal quarter ending December 31, 2013 and all subsequent quarters, to read, in its entirety, as follows:

Tangible Equity Covenant. ADES shall maintain a minimum tangible equity, calculated as set forth on **Exhibit F** attached hereto, of not less than Twenty Five Million and no/100 Dollars ($25,000,000.00), measured quarterly as of the end of each calendar quarter.

3. Amendment to Exhibit F. Exhibit F to the Loan Agreement is amended and restated, effective for the fiscal quarter ending December 31, 2013 and all subsequent quarters, to read, in its entirety, as attached hereto as Exhibit B.

4. Definition of "Borrowing Base". The definition of Borrowing Base is amended and restated, effective immediately, to read, in its entirety, as follows:

"**Borrowing Base**" means, as of any date, ninety percent (90%) of the net present value, applying a ten percent (10%) discount rate, of the fixed payments due to Borrower by CCS as the result of the AECI Leases.

5. Amendment to Exhibit C. Exhibit C to the Loan Agreement is amended and restated, effective immediately, to read, in its entirety, as attached hereto as Exhibit C.

6. No Default. Borrower and ADES hereby certify to Lender that, after giving effect to the amendments and waiver provided herein, Borrower is in full compliance with the provisions of the Loan Agreement, and that no Event of Default will occur as a result of the effects of this First Amendment.

7. Release of Claims. Borrower and ADES hereby release and forever discharge Lender, its affiliates, directors, officers, agents, employees, and attorneys ("**Lender Parties**") of and from any and all liability, suits, damages, claims, counterclaims, demands, reckonings and causes of action, setoffs and defenses, whether known or unknown, whether arising in law or equity, which any of Borrower or ADES have, now have or may have in the future against Lender Parties by reason of any acts, omissions, causes or things arising out of or in any way related to this First Amendment or the Loan Agreement existing or accrued as of the date of this First Amendment. This release shall survive the termination of this First Amendment. Borrower acknowledges that the foregoing release is a material inducement to Lender's decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in agreement to enter into this First Amendment.

8. Certification. Borrower will execute and deliver to Lender a Certificate in the form of Exhibit D attached hereto.

9. Costs. Borrower will pay Lender's attorneys' fees for preparation of this First Amendment.

10. Miscellaneous.

(a) The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

(b) The terms and conditions of this First Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

(c) This First Amendment may be executed in any number of counterparts, and by Lender, ADES and Borrower on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Agreement.

(d) Except as expressly modified by this First Amendment, the Loan Agreement shall remain in full force and effect and shall be enforceable in accordance with its terms.

(e) This First Amendment and the Loan Agreement constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between such parties with respect to such subject matter.

(f) This First Amendment, and the transactions evidenced hereby, shall be governed by, and construed under; the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date first above set forth.

(Signatures on follow page)

ADA-ES, INC.,
a Colorado corporation

By:______________________________
Name:____________________________
Title:_____________________________

ADVANCED EMISSIONS SOLUTIONS, INC., a
Delaware corporation

By:______________________________
Name:____________________________
Title:_____________________________

COBIZ BANK, a Colorado corporation d/b/a COLORADO
BUSINESS BANK

By: [signature]
Douglas L. Pogge, Senior Vice President

ADA-ES, INC.,
a Colorado corporation

By:____________________________
Name: Mark H. McKinnies
Title: CFO

ADVANCED EMISSIONS SOLUTIONS, INC., a
Delaware corporation

By:____________________________
Name: Mark H. McKinnies
Title: SVP + CFO

COBIZ BANK, a Colorado corporation d/b/a COLORADO
BUSINESS BANK

By:____________________________
Douglas L. Pogge, Senior Vice President

Exhibit A
Letter of December 2, 2013

Advanced Emissions Solutions, Inc.

NASDAQ: ADES

December 2, 2103

Doug Pogge
Senior Vice President
Colorado Business Bank
821 17th Street
Denver, CO 80202

Dear Doug:

Re: 2013 Loan and Security Agreement -Request for Waiver under Sections 7.3(b) and 7.3(d)
Confirmation of Compliance Under Sections 6.12, 6.13 (as amended) and 6.14

We are forming a new wholly-owned subsidiary, ADA-RCM6, LLC, under ADA-ES, Inc. (ADA) to invest in and hold an approximate 25% partnership interest in a Refined Coal facility. Through our consolidated JV, Clean Coal Solutions (CCS) is moving ahead rapidly with a new tax investor (NI) who desires to close a transaction in early December and has formed a new entity, RCM6 LLC, for that purpose. ADA-ES is requesting the Bank's written waiver to the negative covenants in Section 7.3(b) and 7.3(d) to allow investment by ADA-RCM6 in RCM6. The investment may require ADA to make contributions in excess of $2.5 million (Sec. 7.3(b)) and the new ADA-RCM6 will be a Borrower Affiliate that could be considered to be acquiring assets in excess $2.5 million (Sec. 7.3(d)). See the further explanation of the expected transaction below.

<u>Confirmation of Compliance</u>
In considering the waiver request, please be advises that ADA-ES, Inc. is hereby confirming its compliance with the affirmative covenants contained in Sections 6.12, 6.13(as amended) and 6.14 of the Loan Agreement.

<u>NI and New Structure</u>

The NI has appetite for several facilities but will not take any more than a 49.9% interest in each, apparently to avoid consolidation concerns. Typically CCS would arrange for others to take the remaining interest or itself participate in the remaining portion much like it does with the 2 or 3 facilities it now operates for its own account. The speed to closing is such that we don't have 3rd parties lined up for this somewhat different structure. And, the partnership structure the NI requires precludes CCS from directly participating, so its members (ADA, NexGen and Republic in their same proportions as in CCS) will individually be participating instead of CCS. CCS has formed the new entity, RCM6, to which it will transfer an RC Facility, and then sell the partnership interest in RCM6 to the NI and the CCS members. Based on our legal advice it is best if ADA-ES (Borrower) forms a new wholly-owned entity to hold its partnership interest. It is ADA's and the other partners intent to sell their interest to other 3rd party investors in the near future.

Speed to Close

The utility where CCS is installing the Refined Coal (RC) facility is the Trans Alta Centralia plant in Washington which uses about 6 million tons a year, which will also be the first to use the new technology M45PC. Test there show no issues. Operations are on schedule to begin in early December. The NI wants to close not later then December 6th so we are in a rush with documentation. The NI is represented by Sherman & Howard while Hogan Lovell is doing the work for CCS. Fortis Law Partners, our corporate counsel, is handling the separate matters for ADA. The rush for a December close is driven by the NI's desire to generate some significant tax credits in 2013 so via its in-house IRS CAP (continuous audit program) the NI can get sign off on the investment and continuing tax credits in 2014.

New Structure

The NI requires a non-TEFRA partnership (10 or less partners all of who are either taxed as C Corps or individuals) which apparently allows the IRS CAP to look at the individual partner items rather than examining the partnership, which might take several years. CCS can't participate due to its flow-through LLC status. And, so without other 3rd party investors signed the individual members of CCS will step up to take the other 49.9% of RCM6.

ADA Investment and CCS Distributions

CCS plans to distribute to the partners the inflows from the NI's 49.9% interest so that overall the ADA net exposure is minimal.

We look forward to response at your earliest convenience.

Sincerely,

Mark H. McKinnies
Senior Vice President and CFO
ADA-ES, Inc.

Exhibit B
Form of EXHIBIT F
FORM OF COMPLIANCE CERTIFICATE

ADA-ES, INC., a Colorado corporation ("**Borrower**"), and ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation ("**ADES**"), hereby certify to COBIZ BANK, a Colorado corporation, d/b/a COLORADO BUSINESS BANK ("**Lender**") pursuant to the 2013 Loan and Security Agreement by and among Borrower, ADES and Lender (as amended, modified, supplemented and restated from time to time, the "**Loan Agreement**"), that:

A. General.

1. Capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

2. Borrower has materially complied with all the terms, covenants and conditions to be performed or observed by Borrower contained in the Loan Agreement and the Loan Documents.

3. Neither on the date hereof nor, if applicable, after giving effect to any Advance made under the Loan Agreement on the date hereof, does there exist an Event of Default.

B. Financial Covenants

(All numbers must be taken from the most recent 10 K or 10-Q filed by ADES with the Securities and Exchange Commission.)

1. Calculation of Liquidity Covenant:

A.	Cash and Marketable Securities held by ADES	
B.	Amount of Cash and Marketable Securities pledged by ADES to parties other than Lender	
C.	Amount of Letters of Credit issued by parties other than Lender which are not secured by the Cash and Marketable Securities covered in B.	
D.	Total of B and C	
E.	A less D	
F.	Six Million and No/100 Dollars ($6,000,000.00)	
G.	Eighty Percent (80%) of the amount outstanding under the Secured Line	
H.	The greater of F or G	
I.	Amount by which E exceeds (is less than) H	

2. Calculation of Tangible Equity Covenant

A.	Shareholders' Equity	
B.	Temporary Equity	

C.	ADES's forty two and one half percent (42.5%) interest in Clean Coal Solutions, LLC current revenues and long term deferred revenues	
D.	A plus B plus C	
E.	Good Will and Intangibles	
F.	D minus E	
G.	Twenty Five Million and No/100 Dollars ($25,000,000.00)	
H.	Amount by which F exceeds (is less than) G	

IN WITNESS WHEREOF, Borrower and ADES have executed and delivered this Compliance Certificate in the name of and on behalf of Borrower on ______________ ______, 20___.

ADES, INC., a Delaware corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

ADVANCED EMISSIONS SOLUTIONS, INC., a Colorado corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

Exhibit C
Form of **EXHIBIT C**
FORM OF BORROWING BASE CERTIFICATE

As of the period ending _______________ ____, 20____

This Certificate is made and dated as of _____________ ____, 20___ and is submitted by ADA-ES, INC., a Colorado corporation, in accordance with the 2013 Loan and Security Agreement by and among ADA-ES, INC., ADVANCED EMISSIONS SOLUTIONS, INC., and COBIZ Bank, a Colorado corporation, d/b/a Colorado Business Bank (as amended, modified, supplemented and restated from time to time, the "**Loan Agreement**"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Loan Agreement.

The undersigned hereby certifies to Lender that the undersigned is familiar with the following financial information, which has been taken from Borrower's books and records, which are complete and accurate, and the following calculations on the Borrowing Base and the remaining amount under the Borrowing Base are true and correct.

BORROWING BASE
(All numbers must be taken from the most recent 10-K or 10-Q filed by ADES with the Securities and Exchange Commission.)

A.	Fixed payments due to Borrower on the AECI Leases	
B.	Balance in A discounted to present value using a discount factor of ten percent (10%)	
C.	Ninety percent (90%) of B	
D.	Current Secured Line Balance	
E.	Excess/(Deficit) Borrowing Base (C minus D)	
F.	One Hundred Fifty Percent (150%) of E	
G.	Current Value of Collateral in which Lender has a first priority security interest	

ADA-ES, INC., a Colorado corporation

By: ______________________________
Name: ____________________________
Title: ____________________________

Exhibit D
Form of BORROWER CERTIFICATION
With Respect to
FIRST AMENDMENT AND WAIVER REGARDING 2013 LOAN AND SECURITY AGREEMENT

The undersigned, as a duly authorized officer of ADA-ES, INC., a Colorado corporation, in conjunction with the First Amendment and Waiver Regarding 2013 Loan and Security Agreement by and among ADA-ES, INC. ("**Borrower**"), ADVANCED EMISSIONS SOLUTIONS, INC. and COBIZ Bank, a Colorado corporation, d/b/a Colorado Business Bank ("**First Amendment**"), hereby certifies to COBIZ BANK, a Colorado corporation, d/b/a COLORADO BUSINESS BANK that no "Principal" of Borrower has been convicted of, or pled no contest to, a felony under state or federal law (excluding crimes related to traffic or motor vehicle offenses) or to any other crime that requires identification in any registry and/or notification program maintained by any federal or state jurisdiction.

For the purpose of this Certification, "**Principal**" is deemed to include: (a) each Officer of ADA-ES, INC.; (b) each director of ADA-ES, INC.; (c) the five (5) most highly compensated executives and officers of ADA-ES, INC.; and (d) each natural person who is a direct or indirect holder of more than twenty percent (20%) or more of the ownership stock or stock equivalent of ADA-ES, INC.

The undersigned Borrower acknowledge that CoBiz Bank, a Colorado corporation, d/b/a Colorado Business Bank is relying upon the truth of the statements set forth in this Borrower Certification to enter into the First Amendment with Borrower.

Dated this 2nd day of December 2013.

ADA-ES, INC., a Colorado corporation

By: ______________________________
Name: ____________________________
Title: _____________________________